Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
•	AllianceSPEC Pte Ltd (incorporated in Singapore)

•	Beijing Horizon Information & Technology Co., Ltd. (incorporated in the People’s Republic of China)

•	DMK International, Inc., (incorporated in Delaware)

•	hiSoft Japan Co., Ltd. (incorporated in Japan)

•	HiSoft Envisage Inc. (incorporated in Deleware)

•	HiSoft Services (Beijing) Limited (incorporated in the People’s Republic of China)

•	HiSoft Singapore Pte. Ltd. (incorporated in Singapore)

•	HiSoft Systems Hong Kong Limited (incorporated in Hong Kong)

•	HiSoft Systems (Shenzhen) Limited (incorporated in the People’s Republic of China)

•	HiSoft Technology (Chengdu) Co., Ltd. (incorporated in the People’s Republic of China)

•	HiSoft Technology (Dalian) Co., Ltd. (incorporated in the People’s Republic of China)

•	HiSoft Technology (Shanghai) Co., Ltd. (incorporated in the People’s Republic of China)

•	Wuxi HiSoft Services Ltd (incorporated in the People’s Republic of China)

•	Wuxi Training Centre (incorporated in the People’s Republic of China)